Exhibit 10.1

FIRST AMENDED AND RESTATED CONSTRUCTION LOAN AGREEMENT

This FIRST AMENDED AND RESTATED CONSTRUCTION LOAN AGREEMENT (the “AGREEMENT”) is dated as of the 18th day of June, 2009, and is by and between DAKOTA ETHANOL, L.L.C., a South Dakota limited liability company (“BORROWER”) and FIRST NATIONAL BANK OF OMAHA (“BANK”), a national banking association established at Omaha, Nebraska.

WHEREAS, the BORROWER requested the BANK to lend to BORROWER up to the sum of Twenty Six Million, Six Hundred Thousand ($26,600,000.00) Dollars (the “CONSTRUCTION LOAN”), for the purpose of partially funding the cost of construction for an ethanol plant (the “PROJECT’) on premises owned by BORROWER, and described on Exhibit “A” attached hereto andy by this reference made a part hereof (the “PROPERTY”) and providing permanent financing for the PROJECT.  BANK and BORROWER entered into a Construction Loan Agreement dated as of September 25, 2000, as well as numerous amendments thereto (the “ORIGINAL CREDIT FACILITIES”).  The parties now desire to renew, restate and amend such ORIGINAL CREDIT FACILITIES in their entirety.

WHEREAS, pursuant to the terms of this AGREEMENT, the parties desire that (i), the ORIGINAL CREDIT FACILITIES shall be replaced by credit facilities as described in Section II of this AGREEMENT; (ii) all loans and other obligations of BORROWER outstanding as of this date under the ORIGINAL CREDIT FACILITIES shall be deemed to be loans and obligations outstanding under this AGREEMENT, and (iii) all other provisions of this AGREEMENT not in effect, shall become effective;

WHEREAS, the parties agree as follows:

SECTION 1 Definitions.

1.1                                 “ASSIGNMENT OF CONSTRUCTION CONTRACT” means the assignment of the agreement between the BORROWER and Broin and Associates, Inc. (the “GENERAL CONTRACTOR”) for design and construction of the PROJECT (the “DESIGN/BUILD CONTRACT”) in accordance with PLANS therein described, by which the BORROWER assigns, as additional security for repayment of the OBLIGATIONS, the BORROWER’s interest in the DESIGN/BUILD CONTRACT in a form acceptable to the BANK.

1.2                                 “ASSIGNMENT OF RENTS” means the assignment of rents and leases as to the PROPERTY between BORROWER as assignor and the BANK as assignee as security for payment of the CONSTRUCTION NOTE in a form acceptable to the BANK.

1.3                                 “BANKING DAY” means a day on which the BANK is open for substantially all of its business.

1.4                                 “CLOSING” shall mean the date on which the BANK receives this AGREEMENT, executed by the BORROWER, together with the NOTES of BORROWER.

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1.7                                 “CONSTRUCTION NOTE” means the promissory note of the BORROWER which evidenced borrowings under the CONSTRUCTION LOAN of up to a maximum amount of Twenty Six Million Six Hundred Thousand ($26,600,000.00) Dollars.

1.8                                 “DEBT SERVICE” means the sum of a) interest expense attributable to all BORROWER’s loans and b) scheduled principal payments on all INDEBTEDNESS due within one year.

1.9                                 “DRAW REQUEST” means forms acceptable to the BANK to be submitted to the BANK when a disbursement is requested under the CONSTRUCTION NOTE.

1.10                           “EVENT OF DEFAULT” has the meaning provided for in Section 7 of this AGREEMENT.

1.11                           “EXCESS CASH FLOW” means net income plus interest expense, extraordinary loss, depreciation and amortization, less scheduled payments on the OBLIGATIONS and approved INDEBTEDNESS other than the OBLIGATIONS, capital expenditures, and any extraordinary gain.

1.12                           “GAAP” means generally accepted accounting principles, applied on a basis consistent with the accounting principles applied in the preparation of the annual financial statements of the BORROWER referred to in the Financial Condition Section of this AGREEMENT. All accounting terms not otherwise defined in this AGREEMENT have the meaning assigned to them in accordance with GAAP.

1.13                           “INDEBTEDNESS” means all indebtedness for borrowed money including long term debt, and capital leases.

1.14                           “INDEPENDENT INSPECTOR” means the firm which will was retained by BANK, at BORROWER’s cost, to conduct on site inspections of the work-in-progress on the PROJECT, and to issue periodic reports to BANK as to the progress of construction and adherence to the PLANS.

1.15                           “LOAN DOCUMENTS” means this AGREEMENT, any amendments to this AGREEMENT, any NOTES, and each document referred to in Section 4 of this AGREEMENT.

1.16                           “LOAN TERMINATION DATE” means the earliest to occur of the following:  (i) as to TERM NOTE 2 and TERM NOTE 5, September 1, 2011; as to the REVOLVING NOTE, May 17, 2010 (ii) the date the OBLIGATIONS are accelerated pursuant to this AGREEMENT, and (iii) the date BANK receives (a) notice in writing from BORROWER of BORROWER’s election to terminate this AGREEMENT and (b) indefeasible payment in full of the OBLIGATIONS.

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1.18                         “MARKETING CONTRACT” means that written contract between BORROWER and RPMG, Inc. by which the latter agreed to provide marketing services as to BORROWER’s products.

1.19                         “MORTGAGE” means the Mortgage between the BORROWER as mortgagor and the BANK as mortgagee, creating a first lien on the PROPERTY and a security interest in all of the personal property located thereon as security for payment of the OBLIGATIONS in a form acceptable to the BANK.

1.20                         “NET WORTH” means total assets less total liabilities and less the following types of assets: (1) leasehold improvements; (2) receivables and other investments in or amounts due from any member, employee or other person or entity related to or affiliated with the BORROWER; (3) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs and other like assets properly classified as intangible, and (4) treasury stock or treasury membership units.

1.21                         “OBLIGATIONS” means the obligation of the BORROWER:

(A)                              To pay the principal of, and interest on, the CONSTRUCTION NOTE together with each other NOTE in favor of BANK, all in accordance with the terms thereof and to satisfy all of its other liabilities to the BANK, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof, and substitutions therefor and including, but not limited to, any obligations under letter of credit agreements;

(B)                                To repay to the BANK all amounts advanced by the BANK hereunder or otherwise on behalf of the BORROWER, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or licensers, or taxes, levies, insurance, rent, or repairs to, or maintenance or storage of, any of the real or personal property securing BORROWER’s payment and performance of this AGREEMENT; and

(C)                                To reimburse the BANK, on demand, for all of the BANK’s expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this AGREEMENT and the documents required hereunder, including, without limitation, any proceeding brought or threatened, to enforce payment of any of the OBLIGATIONS referred to in the foregoing Paragraphs (A) and (B).

1.22                         “OPERATING CASH FLOW” means operating revenue (excluding extra-ordinary revenues or income not derived from the ordinary course of business) less all direct operating expenses other than interest expense (other than interest on accounts payable), depreciation and other similar non-cash charges, interest, and income taxes.

1.23                         “PERMIT” or “PERMITS” means any permit, and all permits, required under any environmental law or regulation required to construct and operate the facility on the PROPERTY after completion of the PROJECT at its operational capacity, including without limitation the following:

(a)                                  an Air Emissions Permit, which PERMIT will allow the BORROWER to operate the facility on the PROPERTY after construction of the PROJECT at maximum capacity.

(b)                                 All permits required in connection with the construction and operation of all above ground storage tanks included in the PLANS for the facility on the PROPERTY after construction of the PROJECT.

(c)                                  A National Pollution Discharge Elimination System Construction Permit for any storm water that is discharged from the facility on the PROPERTY during construction and after construction of the PROJECT.

1.24                         “PLANS” means the plans and specifications prepared by the GENERAL CONTRACTOR for the PROJECT and identified to this AGREEMENT by the GENERAL CONTRACTOR, the BORROWER and the BANK.

1.25                         “PROJECT” means the design and construction of an ethanol plant, together with all necessary and appropriate fixtures, equipment, attachments, and accessories, as described in the PLANS, to be constructed on the PROPERTY.

1.26                         “SECURITY AGREEMENT” means the SECURITY AGREEMENT between the BORROWER and the BANK, creating a first security interest in all BORROWER’s assets, including all personal property and General Intangibles, securing the OBLIGATIONS in a form acceptable to the BANK.

1.27                         “SUBCONTRACTOR” means any person who agrees with the GENERAL CONTRACTOR to perform any work or supply any of the materials or equipment necessary to complete the PROJECT.

1.28                         “WORKING CAPITAL” means current assets (less investments in or other amounts due from any member, employee or any person or entity related to or affiliated with the BORROWER and prepayments) less current liabilities (less any portion of such current liabilities that constitute debt that is expressly subordinated to the BANK in a writing acceptable to the BANK) plus the amount available to BORROWER for drawing under TERM NOTE 5.

1.29                         “REVOLVING NOTE” means that promissory note of BORROWER to BANK evidencing the revolving credit facility described in Section 2.2 of this AGREEMENT, its renewals, modifications and extensions.

1.30                         “BORROWING BASE” means the lesser of:

A.                                   $4,000,000.00, less the amount of any Letters of Credit issued and outstanding on BORROWER’s account, or

B.                                     The aggregate of (i) 75% of BORROWER’s Inventory of corn or milo, at current value on the date reported, plus (ii)  75% of BORROWER’s Finished Goods - Distiller’s Grains Inventory, at current value on the date reported, plus (iii) 75% of BORROWER’s Finished Goods-Ethanol Inventory, valued at the lower of cost or market on the date reported, plus (iv) 75% of the amount of BORROWER’s Ethanol or Distiller’s Grains Accounts aged thirty days or less, and (v) 75% of the amount of BORROWER’s current State or Federal Incentives Accounts Receivable aged less than 120 days, excluding any Accounts reasonably deemed ineligible by BANK.

SECTION 2 Amount and Terms of the LOANS.

2.1                               TERM NOTES.  The BORROWER has previously delivered to BANK two term promissory notes, referred to herein as TERM NOTE 2, and TERM NOTE 5 (collectively called “TERM NOTES”).  Interest shall accrue as set forth in the TERM NOTES.  Payment of principal and interest on TERM NOTE 2 shall be as specified in TERM NOTE 2.  On the first day of each calendar quarter, commencing July 1, 2009, BORROWER shall pay interest to BANK on TERM NOTE 5,. All unpaid principal and accrued interest shall be due and payable on LOAN TERMINATION DATE, if not sooner paid.

2.2                               REVOLVING LOAN.  BANK agrees to lend $4,000,000.00 to BORROWER pursuant to this facility.  BANK will credit proceeds of this revolving loan (“REVOLVING LOAN”) to BORROWER’s deposit account with the BANK, bearing number 22673981.

2.2.1                        Subject to the terms hereof, the BANK will lend the BORROWER, from time to time until the LOAN TERMINATION DATE such sums in integral multiples of $10,000.00 as the BORROWER may request by reasonable same day notice to the BANK, received by the BANK not later than 11:00 A.M. of such day, but which shall not exceed in the aggregate principal amount at any one time outstanding, $4,000,000.00 (the “LOAN COMMITMENT”).  The BORROWER may borrow, repay without penalty or premium and reborrow hereunder, from the date of this AGREEMENT until the LOAN TERMINATION DATE, either the full amount of the LOAN COMMITMENT or any lesser sum which is $10,000.00 or an integral multiple thereof.  It is the intention of the parties that the outstanding balance of the REVOLVING LOAN shall not exceed the BORROWING BASE, and if at any time said balance exceeds the BORROWING BASE, BORROWER shall forthwith pay BANK sufficient funds to reduce the balance of the REVOLVING LOAN until it is in compliance with this requirement.

2.3                               THE REVOLVING NOTE.  The LOAN COMMITMENT shall be evidenced by a REVOLVING NOTE.  Principal and interest shall be payable according to the repayment schedule and interest rate accrual as described in the REVOLVING NOTE.  The balance will be due and payable on LOAN TERMINATION DATE.

2.4                               Payments.  All principal, interest and fees due under this AGREEMENT, the REVOLVING NOTE, the TERM NOTES and the LOAN DOCUMENTS shall be paid in immediately available funds and no later than the payment due date set forth in the monthly statement mailed to the BORROWER by the BANK.  Should a payment come due on a day other than a BANKING DAY, then the payment shall be made no later than the next BANKING DAY and interest shall continue to accrue during the extended period.

2.5                               Fees.  BORROWER agrees to pay BANK unused commitment fees equal to 50 basis points of the unused portion of the REVOLVING LOAN, and equal to 50 basis points of the unused portion of TERM LOAN 5, with such fees payable quarterly in arrears.

2.6                               Incentive Pricing.  The interest rates applicable to TERM NOTE 5 and the REVOLVING LOAN are subject to adjustment as set forth in the NOTES.

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SECTION 4 Conditions of Lending.

4.1                               Conditions Precedent to the Initial Disbursement.  BORROWER previously provided the following documents to BANK:

4.1.1                        The CONSTRUCTION NOTE, duly executed on behalf of the BORROWER.

4.1.2                        The MORTGAGE duly executed on behalf of the BORROWER.

4.1.3                        The ASSIGNMENT OF RENTS, duly executed on behalf of the BORROWER.

4.1.4                        The SECURITY AGREEMENT, duly executed on behalf of the BORROWER.

4.1.5                        A financing statement or statements sufficient when filed to perfect the security interests granted under the MORTGAGE, the ASSIGNMENT OF RENTS, the SECURITY AGREEMENT, and the ASSIGNMENT OF CONSTRUCTION CONTRACT, to the extent such security interests are capable of being perfected by filing.

4.1.6                        A copy of the PLANS, certified by the GENERAL CONTRACTOR and the BORROWER.

4.1.7                        The Assignment of the DESIGN/BUILD CONTRACT, duly executed by the BORROWER and consented to by the GENERAL CONTRACTOR and a copy of the DESIGN/BUILD CONTRACT.

4.1.8                        A Total Project Cost Statement on the PROJECT duly executed by the BORROWER and the GENERAL CONTRACTOR, setting forth the anticipated total cost of the PROJECT’s completion.

4.1.9                        An ALTA (American Land Title Association) Survey of the PROPERTY, prepared at the BORROWER’s expense, currently certified by a licensed, registered surveyor and incorporating the legal description of the PROPERTY, showing the location of all points and lines referred to in the legal description, the location of any existing improvements, the proposed location of the PROJECT (including parking) as being within the exterior boundaries of the PROPERTY and in compliance with all applicable building set-back requirements, and the location of all utilities and the location of all easements and encroachments onto or from the PROPERTY that are visible on the PROPERTY, known to the surveyor preparing the survey or of record, identifying easements of record by recording data, and currently certified by the surveyor that there are no such easements or encroachments upon the PROPERTY except as shown on the survey.

4.1.14                  An as built appraisal to the BANK based upon the PLANS to be performed by Herman Natwick & Co., which shows the as-completed value of the PROPERTY and PROJECT acceptable to BANK.

4.1.15                  A title binder, issued by Dakota Homestead Title Insurance Corporation (the “Title Company”), at the BORROWER’s expense, constituting a commitment by the Title Company to issue a mortgagee’s title policy in favor of the BANK as mortgagee under the MORTGAGE, that will be free from all standard exceptions, including mechanics’ liens and all other exceptions not previously approved by the BANK and includes a plat endorsement and that will insure the MORTGAGE to be a valid first lien on the PROPERTY.

4.1.16                  A soil report on the PROPERTY certified by a registered engineer including structural design recommendations in form and substance satisfactory to the BANK.

4.1.17                  A Phase I Environmental Report of the PROPERTY in form and content satisfactory to the BANK.

4.1.18                  Copies of all PERMITS from the applicable county or any other state or local agency from whom a construction permit is required and such other licenses and permits, as may be required to construct and operate the facility on the PROPERTY after completion of the PROJECT.

4.1.19                  Copies of all environmental permits and other PERMITS as my be required to construct and operate the facility on the PROPERTY at maximum capacity after completion of the PROJECT.

4.1.20                  Copies of documents from the appropriate state, federal, city or county authority having jurisdiction over the PROPERTY and the PROJECT that provide to the reasonable satisfaction of the BANK that the PROJECT when constructed in accordance with the PLANS will comply in all respects with all applicable ordinances, zoning, subdivision, platting, environmental and land use requirements, without special variance or exception, and such other evidence as the BANK shall reasonably request to establish that the PROJECT and the contemplated use thereof are permitted by and comply with all applicable use or other restrictions and requirements in prior conveyances, zoning ordinances, environmental laws and regulations, water shed district regulations and all other applicable laws or regulations, and governmental authorities having jurisdiction over the PROJECT.  BORROWER is not required to obtain advance confirmation from any governmental body that the PROJECT will comply with such ordinances, regulations and requirements.

4.1.22                  Copies of the policy of property/casualty insurance and comprehensive general liability insurance and a certificate of the worker’s compensation insurance required under Section 6.3 of this AGREEMENT, with all such insurance in full force and effect and approved by the BANK, and naming BANK as additional named insured, together with appropriate flood insurance, if the PROPERTY is in a flood hazard area.  BORROWER is not required to obtain worker’s compensation insurance until required by South Dakota law.

4.1.23                  A signed opinion of counsel for the BORROWER, addressed to the BANK, opining that: 1) the BORROWER is duly organized and in good standing in its state of organization; 2) the BORROWER is qualified in each state in which it does business and is legally required to be qualified; 3) the BORROWER has the power to execute and deliver the LOAN DOCUMENTS and to borrow money and perform in accordance with the terms of the LOAN DOCUMENTS; 4) all actions and consents necessary to the validity of the LOAN DOCUMENTS have been obtained; 5) the LOAN DOCUMENTS have been duly signed and are the valid and binding obligation of the BORROWER and enforceable in accordance with their terms; and 6) to the best of counsel’s knowledge, the LOAN DOCUMENTS and the transactions contemplated thereunder do not conflict with any provision of the operating agreement of BORROWER or any agreement binding upon the BORROWER or its properties.

4.1.24                  A Certificate of Authority executed by such person or persons authorized by the BORROWER’s organizational documents and/or agreements to do so, certifying the incumbency and signatures of the managers or other persons authorized to execute the LOAN DOCUMENTS, and authorizing the execution of the LOAN DOCUMENTS and performance in accordance with their terms.

4.1.25                  A recently certified copy of the BORROWER’s operating agreement, and any amendments, if applicable.

4.1.26                  A recently certified copy of the BORROWER’s Articles of Organization and any amendments, if applicable.

4.1.27                  A certificate of good standing from the office of the South Dakota Secretary of State on the BORROWER.

4.1.28                  A Flood Hazard Determination Form for the PROPERTY, confirming whether or not the parcel is in a flood hazard area and whether or not flood insurance must be obtained.

4.1.29 If requested by the BANK at any time, a copy of the payment and performance bond relating to the performance of any SUBCONTRACTOR on the PROJECT.

4.1.30 Proof of injection of equity capital into BORROWER of no less than $2,000,000.00 by Broin Enterprises, Inc., and no less than $14,700,000.00 by Lake Area Corn Processors Cooperative.

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4.1.32                  A copy of the MARKETING CONTRACT, together with an assignment in favor of BANK in form satisfactory to BANK.

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SECTION 5 Representations and Warranties.

To induce the BANK to enter into this AGREEMENT, the BORROWER, makes the following representations and warranties and agrees that each request for a disbursement under this AGREEMENT constitutes a reaffirmation of these representations and warranties.

5.1                               Existence and Power.  The BORROWER is a limited liability company duly formed and in good standing under the laws of the State of South Dakota. The BORROWER has all requisite power and authority to own the PROPERTY and construct the PROJECT, and to execute and deliver, and to perform all of its obligations under the LOAN DOCUMENTS.

5.2                               Authorization of Borrowing; No Conflict as to Law or Other Agreements.  The execution, delivery and performance by the BORROWER of the LOAN DOCUMENTS and the borrowings from time to time hereunder have been duly authorized by all necessary actions of the BORROWER and do and will not (a) require any consent or approval, or authorization, by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to the BORROWER, or of the operating agreement of the BORROWER, (c) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the BORROWER is a party or by which it or its properties may be bound or affected, or (d) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature to or with any other creditor of the BORROWER upon or with respect to any of the properties now owned or hereafter acquired by the BORROWER.

5.3                               Legal Agreements.  The LOAN DOCUMENTS constitute the legal, valid and binding obligations of the BORROWER enforceable against the BORROWER in accordance with their respective terms.

5.4                               License and Permits.  The BORROWER has all necessary licenses and PERMITS required for construction and operation of the PROJECT.

5.5                               Construction of the PROJECT.  The PROJECT was constructed strictly in accordance with the PLANS; was constructed entirely on the PROPERTY; and does not encroach upon or overhang any easement or right-of-way on land not constituting part of the PROPERTY, except for the rail spur line which is in part located upon the rail line property owned by the State of South Dakota. The PROJECT, both during construction and at the time of completion, and the contemplated use thereof, did not and will not violate any applicable zoning or use statute, ordinance, building code, rule or regulation, or any covenant or agreement of record. The BORROWER agrees that it will furnish from time to time such satisfactory evidence with respect thereto as may be required by the BANK.

5.6                               Title to the PROPERTY.  The BORROWER has good and marketable fee simple title to the PROPERTY.

5.7                               Financial Condition.  The BORROWER has furnished to the BANK the annual financial statement of the BORROWER as of December 31, 2008.  This financial statement fairly presents the financial condition of the BORROWER on the date thereof and the results of its operations for the period then ended, and was prepared in accordance with GAAP. There has been no material adverse change in the operations, properties or condition (financial or otherwise) of the BORROWER since the date of the financial statement referred to above and no additional borrowings have been made by the BORROWER other than the borrowing contemplated hereby or approved by the BANK. The above-referenced financial statement or any certificate or statement furnished to the BANK by or on behalf of the BORROWER in connection with the transactions contemplated hereby, and the representations and warranties in this AGREEMENT, do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein or herein not misleading. To the best of the knowledge of the BORROWER, there is no fact which materially adversely affects or in the future (so far as the BORROWER can now foresee) may materially adversely affect the operation or prospects or condition (financial or other) of the BORROWER or its properties or assets, which has not been set forth herein or in a certificate or statement furnished to the BANK by the BORROWER.

5.8                               Litigation.  There are no actions, suits or proceedings pending or, to the knowledge of the BORROWER, threatened against or affecting the BORROWER or the properties of the BORROWER before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the BORROWER, would have a material adverse effect on the financial condition, properties, or operations of the BORROWER.

5.9                                 Taxes.  The BORROWER has paid or caused to be paid to the proper authorities when due all federal, state and local taxes, including taxes on the PROPERTY, required to be paid or withheld by it. The BORROWER has filed all federal, state and local tax returns which to the knowledge of the members of the BORROWER are required to be filed, and the BORROWER has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due.

5.10                           No Default.  There is no event which is, or with notice or the lapse of time would be, an EVENT OF DEFAULT under this AGREEMENT.

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5.12                           ERISA.  The BORROWER is in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended, and has received no notice to the contrary from the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental entity or notice of any claims or pending claims under ERISA.

5.13                           Environmental Matters.  1) The BORROWER is in compliance in all material respects with all health and environmental laws applicable to the BORROWER and its operations and knows of no conditions or circumstances that could interfere with such compliance in the future; 2) the BORROWER has obtained all PERMITS, environmental permits and approvals required by law for the operation of its business; and 3) the BORROWER has not identified any “recognized environmental conditions,” as that term is defined by the American Society for Testing and Materials in its standards for environmental due diligence, which could subject the BORROWER to enforcement action if brought to the attention of appropriate governmental authorities.

5.14                           Necessary Utilities, Etc.  BORROWER has made suitable arrangements so that the PROJECT has all necessary electrical, gas, water, and sewer facilities in place for the proper construction and operation of its ethanol plant.  BORROWER has made adequate provision for all storage facilities, equipment and product supplies, including corn, as specified by its engineers for the maximum output and operation of the plant.

SECTION 6 Additional Covenants of the BORROWER.

6.1                                 Financial Information and Reporting.  Except as otherwise stated in this AGREEMENT, all financial information provided to the BANK shall be compiled using GAAP consistently applied.  During the time period that any amounts are outstanding under this AGREEMENT or the LOAN DOCUMENTS, unless the BANK shall otherwise agree in writing:

6.1.1                        Annual Financial Statements. Provide the BANK within 120 days of the BORROWER’s fiscal year end, the BORROWER’s consolidated, annual financial statements. The statements must be audited with an unqualified opinion by a certified public accountant acceptable to the BANK, and must be accompanied by a certificate of such accountants stating whether, in conducting their audit, they have become aware of any event of default under this AGREEMENT, or of any event which would, after the lapse of time or the giving of notice, or both, constitute an event of default under this AGREEMENT, specifying the nature and duration of the default.  Such audit statement shall be accompanied by the accountants’ calculations of BORROWER’s compliance with the covenants contained in Section 6.2 of this AGREEMENT as of the said fiscal year end.

6.1.2                        The BORROWER will furnish to the BANK within thirty-(30) days after the end of each calendar month, consolidated financial statements of the BORROWER for such period and year to date all in reasonable detail, except for the absence of financial footnotes.  Such financial statements shall be accompanied by a calculation of BORROWER’s compliance with covenants contained in Section 6.2 of this AGREEMENT, certified by a manager of BORROWER.

6.1.3                        For each full calendar quarter, BORROWER will deliver to BANK, within thirty-(30) days of each calendar quarter end, a certificate in a form reasonably acceptable to BANK that has been signed by an officer or manager of BORROWER, which: 1) certifies that the statements required by section 6.1.1 and 6.1.2 have been accurately prepared in accordance with GAAP applied consistently (except for the absence of financial footnotes to the statements furnished under Section 6.1.2); 2) certifies that the officer or manager has no knowledge of any EVENT OF DEFAULT under this AGREEMENT or the LOAN DOCUMENTS, or of any event which would, after the lapse of time or the giving of notice, or both, constitute an event of default under this AGREEMENT or the LOAN DOCUMENTS.

6.1.4                        BORROWER shall authorize all federal, state and municipal authorities to furnish reports of examinations, records and other information relating to the condition and affairs of the BORROWER and its ethanol plant, and any information from reports, returns, files and records by such authorities regarding BORROWER upon request to the BANK.

6.1.5                        The BORROWER will give the BANK prompt written notice of any violation as to any environmental matter by the BORROWER and, of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (i) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other PERMITS held by the BORROWER which are material to the operations of the BORROWER, and (ii) which will or threatens to impose a material liability on the BORROWER to any person or party or which will require a material expenditure by the BORROWER to cure any alleged problem or violation.

6.1.6                        The BORROWER will give immediate notice to the BANK of (i) any litigation or proceeding in which it is a party if an adverse decision therein would require it to pay more than $100,000.00 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (ii) the institution of any other suit or proceeding involving it that might materially and adversely affect its operations, financial condition, property, or business prospects.  BORROWER shall immediately notify BANK of the existence of any EVENT OF DEFAULT

6.1.7                        The BORROWER will provide the BANK with such other information as it may reasonably request.

6.1.8                        BORROWER shall provide weekly borrowing base certificates in a form reasonably acceptable to BANK, calculating advance rates under the REVOLVING LOAN pursuant to the BORROWING BASE.

6.1.9                        The BORROWER shall provide to BANK each month its six month future cash flow projections, including a quarterly forward looking debt service coverage projection and operating metrics with anticipated cash flow requirements for such period.

6.1.10                  The BORROWER shall provide to BANK hedging statements showing all hedging activity of BORROWER.  On request of BANK, BORROWER will also provide sensitivity analysis regarding BORROWER’s financial futures positions.

6.1.11                  The BORROWER has developed and delivered to BANK BORROWER’s corn procurement and forward pricing strategy and plan, providing a minimization of BORROWER’s speculative positions in a form acceptable to BANK.  Such plan and strategy shall be maintained to BANK’s satisfaction that will maintain sufficient liquidity to manage potential market price volatility.  BORROWER will adhere to such plan and strategy, implementing the same in its ongoing business operations.

6.2                               Financial Covenants.  At all times that any amounts are outstanding under the any NOTE, this AGREEMENT or the LOAN DOCUMENTS, unless the BANK shall otherwise agree in writing, the BORROWER agrees to comply with the financial covenants described below, which shall be calculated using GAAP consistently applied, except as they may be otherwise modified by the capitalized definitions:

6.2.1                        The BORROWER shall maintain a DEBT SERVICES COVERAGE RATIO of no less than 1.25 : 1.0, for all periods following COMPLETION DATE.   This covenant shall be measured at a quarterly basis each calendar quarter, beginning June 30, 2009, but measured on a trailing four quarters basis at the end of the full calendar year, commencing December 31, 2009 and continuously thereafter.  For purposes of this covenant, to determine such ratio, OPERATING CASH FLOW shall be compared to DEBT SERVICE.

6.2.2                      The BORROWER shall maintain WORKING CAPITAL of at least $1,000,000.00 at all times after COMPLETION DATE.

6.2.3                      The BORROWER shall maintain a NET WORTH of not less than (i) $20,000,000.00 at all times.

6.2.4                      The BORROWER shall determine, at each fiscal year end, the amount of its EXCESS CASH FLOW for said fiscal year, and within ninety days following such fiscal year end the borrowing availability commitment of TERM NOTE 5 shall be reduced by seventy-five percent (75%) of such sum (“the REDUCTION AMOUNT”). The BORROWER shall pay to BANK such amount as is required to reduce the amount of outstanding principal on TERM NOTE 5 to such reduced commitment amount.  After TERM NOTE 5 is repaid, BORROWER shall pay BANK the REDUCTION AMOUNT and BANK shall hold such payments as additional collateral for repayment of TERM NOTE  2.  Such annual payment shall not release BORROWER from making any payment of principal or interest otherwise required by this AGREEMENT.

6.2.5                      The BORROWER shall maintain a debt ratio measured at the end of each calendar month of no more than 1.50 : 1.0, for all periods following COMPLETION DATE.  For purposes of this covenant, to determine such ratio, INDEBTEDNESS shall be compared to NET WORTH.

6.3                               Affirmative Covenants.  During the time period that any amounts are outstanding under any NOTE or this AGREEMENT or the LOAN DOCUMENTS, unless the BANK shall otherwise agree in writing the BORROWER shall:

6.3.1                      intentionally left blank

6.3.2                      intentionally left blank

6.3.3                      intentionally left blank

6.3.4                      Provide and maintain at all times and, from time to time at the request of the BANK, furnish the BANK with proof of payment of premiums on:

(i)                                     Comprehensive general liability insurance (including operations, contingent liability, operations of subcontractors, complete operations, removal of contaminated soil and other environmental coverage and contractual liability insurance) with limits reasonably acceptable to BANK;

(ii)                                  Worker’s compensation insurance, with statutory coverage.

The policies of insurance required pursuant to clause (i) above shall be in form and content satisfactory to the BANK and shall be placed with financially sound and reputable insurers. The policy of insurance referred to in clause (i) above shall contain an agreement of the insurer to give not less than thirty (30) days’ advance written notice to the BANK in the event of cancellation of such policy or change affecting the coverage thereunder. Acceptance of insurance policies referred to in clause (i) above shall not bar the BANK from requiring additional insurance which it reasonably deems necessary.

6.3.5                        Purchase and maintain hazard insurance (including fire, extended coverage vandalism and malicious mischief) on the PROPERTY and all assets in which BANK has a security interest with limits acceptable to the BANK. BANK shall be named as additional named insured.

6.3.6                        Maintain accurate and complete books, accounts and records pertaining to the PROPERTY and the PROJECT and its ongoing and continuing operations in form and substance satisfactory to the BANK. The BORROWER will permit the BANK, acting by and through its officers and employees, to examine upon reasonable notice all books, records, contracts, plans, drawings, PERMITS, bills and statements of account pertaining to the PROJECT and to inspect upon reasonable notice all books and records pertaining to its operations and to make extracts therefrom and copies thereof.

6.3.7                        Cause to be paid to the proper authorities when due all federal, state and local taxes, including taxes on the PROPERTY, required to be paid or withheld by it except those which the BORROWER is contesting in good faith and with respect to which adequate reserves have been set aside.

6.3.8                        Allow the BANK to conduct such inspections of the PROJECT and BORROWER’s real and personal property subject to the BANK’s security interest as the BANK may deem necessary for the protection of the BANK’s interest. Any such inspections shall be made and any certificates issued are solely for the benefit and protection of the BANK, and the BORROWER shall not be entitled to rely thereon.

6.3.9                        Make all repairs, renewals or replacements necessary to keep its plant, properties and equipment in good working condition.

6.3.10                  Comply in all material respects with all laws applicable to its form of organization, business, and the ownership of its property.

6.3.11                  Maintain and preserve all PERMITS, licenses, rights, privileges, charters and franchises that it now owns.

6.3.12                  Observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise have a material adverse effect on the BORROWER.

6.3.13                On or before July 31, 2009, BORROWER will obtain no less than $2,000,000.00 of additional capital, either by contributions from existing members of BORROWER or by issuing subordinated debt in form acceptable to BANK.

6.3.14                  intentionally left blank

6.3.15                  BORROWER will maintain all its banking depository relationships at BANK, including money market accounts.

6.4                               Negative Covenants.  During the time period that any amounts are outstanding under the any NOTE or this AGREEMENT or the LOAN DOCUMENTS, unless the BANK shall otherwise agree in writing the BORROWER shall not:

6.4.1                        Permit any security interest or mortgage or lien on the PROPERTY or PROJECT or other real or personal property BORROWER owns now or in the future, or assign any interest that it may have in any assets or subordinate any rights that it may have in any assets now or in the future, except: (i) liens, assignments, or subordinations in favor of the BANK; (ii) liens, assignments, or subordinations outstanding on the date of this AGREEMENT and disclosed in advance to the BANK in writing and approved by the BANK; (iii) liens for taxes or assessments or other governmental charges not delinquent or which the BORROWER is contesting in good faith; (iv) liens which secure purchase money indebtedness allowed under this AGREEMENT; (v) liens that are imposed by law for obligations for labor or materials not overdue for more than 120 days, such as mechanics’, materialmen’s, carriers’, landlords’, and warehousemen’s liens, or liens, pledges, or deposits under workers’ compensation, unemployment insurance, Social Security, or similar legislation.

6.4.2                        intentionally left blank

6.4.3                        Incorporate in the PROJECT any materials, fixtures or property which are subject to the claims of any other person, whether pursuant to conditional sales contract, security agreement, lease, mortgage or otherwise.

6.4.4                        Lease, sell, transfer, convey, assign, or otherwise transfer all or any part of the interest of the BORROWER in its assets out of the ordinary course of business.

6.4.5                        Permit or suffer any material change in its management personnel or management structure or any change, direct or indirect, in its capital ownership.

6.4.6                        Engage in any line of business materially different from that presently engaged in by the BORROWER.

6.4.7                        Change its legal form of organization.

6.4.8                        Make any material changes in its accounting procedures for tax or other purposes.

6.4.9                        Incur any indebtedness except: (1) debt arising under this or another agreement with the BANK; (ii) trade credit incurred in the ordinary course of business; and (iii) indebtedness in existence on the date of this AGREEMENT and disclosed in advance to the BANK in writing.

6.4.10                  Consolidate, or merge or pool or syndicate or otherwise combine with any other entity, or give any preferential treatment, make any advance, directly or indirectly, by way of loan, gift, bonus, or otherwise, to any company directly or indirectly controlling or affiliated with or controlled by BORROWER, or any other company, or to any partner or employee of BORROWER, or of any such company.

6.4.11                  Make, or commit to make, capital expenditures (including the total amount of any capital leases) in an aggregate amount exceeding $500,000.00 in any single fiscal year.

6.4.12                  Make or pay, in any fiscal year, distributions to members or shareholders of the           BORROWER except as may be agreed to in writing, in advance, by BANK.

6.4.13                  Assume, guarantee, endorse or otherwise becoming contingently liable for any obligations of any other person, except for those guaranties outstanding at the time of execution of this AGREEMENT and disclosed to the BANK in writing.

6.4.14                  Make sales to or purchases from any affiliate of the BORROWER or extend credit or make payments for services rendered by any affiliate of the BORROWER, except under the MARKETING CONTRACT, unless such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the BORROWER as the terms and conditions which would apply in a similar transaction with a person or party not an affiliate of the BORROWER.

SECTION 7 EVENTS OF DEFAULT, Rights and Remedies.

7.1                               EVENTS OF DEFAULT. Each of the following shall be an EVENT OF DEFAULT and give the BANK the right to exercise its remedies under this AGREEMENT:

7.1.1                        The BORROWER shall fail to pay when due any OBLIGATIONS or any other installment of principal or interest or fee payable to BANK.

7.1.2                        The BORROWER shall fail to observe or perform any other obligation to be observed or performed by it hereunder or under any of the LOAN DOCUMENTS.

7.1.3                        The BORROWER shall fail to pay any INDEBTEDNESS due any third persons, and such failure shall continue beyond any applicable grace period, or the BORROWER shall suffer to exist any other default under any agreement binding the BORROWER.

7.1.4                        Any financial statement, representation, warranty, or certificate made or furnished by or with respect to the BORROWER to the BANK in connection with this AGREEMENT, or as an inducement to the BANK to enter into this AGREEMENT, or in any separate statement or document to be delivered to the BANK hereunder, shall be materially false, incorrect, or incomplete when made.

7.1.5                        The BORROWER shall admit its inability to pay its debts as they mature or shall make an assignment for the benefit of itself or any of its creditors.

7.1.6                        Proceedings in bankruptcy, or for reorganization of the BORROWER, or for the readjustment of debt under the Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by the BORROWER and, except with respect to any such proceedings instituted by the BORROWER, shall not be discharged within thirty (30) days of their commencement.

7.1.7                        A receiver or trustee shall be appointed for the BORROWER or for any substantial part of its respective assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the BORROWER, and except with respect to any such appointments requested or instituted by the BORROWER, such receiver or trustee shall not be discharged within thirty (30) days of his appointment, and except with respect to any such proceedings instituted by the BORROWER, such proceedings shall not be discharged within thirty (30) days of their commencement, or the BORROWER shall discontinue business or materially change the nature of its business, or the property securing the OBLIGATIONS becomes, in the reasonable judgment of the BANK, insufficient in value to satisfy the OBLIGATIONS, or the BANK otherwise reasonably finds itself insecure as to the prompt and punctual payment and discharge of the OBLIGATIONS.

7.1.8                        The BORROWER shall suffer final judgments for payment of money aggregating in excess of $100,000.00 which are not covered, without reservation, by insurance or shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or, if commenced, has been effectively stayed.

7.1.9                        A judgment creditor of the BORROWER shall obtain possession of any of the BORROWER’s assets by any means, including (without implied limitation) levy, distraint, replevin, or self-help.

7.1.10                  intentionally left blank

7.1.11                  intentionally left blank

7.1.12                  The BORROWER’s ethanol plant is materially damaged or destroyed by fire or other casualty and the loss, in the reasonable judgment of the BANK, is not adequately covered by insurance actually collected or in the process of collection.

7.1.13                  intentionally left blank

7.1.14                  RPMG, Inc. or its permitted assignee shall cease to be the marketing agent of BORROWER as to sale of its products, and BORROWER has not within thirty (30) days following termination of the MARKETING CONTRACT hired a replacement marketing agent to the BANK’s satisfaction, which BANK approval will not be unreasonably withheld.

7.2                               Rights and Remedies.  Upon the occurrence of an EVENT OF DEFAULT and at any time thereafter, the BANK may refrain from making any further disbursements hereunder (but the BANK may make disbursements after the occurrence of such an EVENT OF DEFAULT without thereby waiving its rights and remedies hereunder), and upon the occurrence of an EVENT OF DEFAULT or at any time thereafter, the BANK may exercise any or all of the following rights and remedies:

7.2.1                        The BANK may declare the all LOANS to be terminated, whereupon the same shall forthwith terminate.

7.2.2                        The BANK may declare the entire unpaid principal amount of each NOTE then outstanding, all interest accrued and unpaid thereon, and all other amounts payable under this AGREEMENT to be forthwith due and payable, whereupon each NOTE and all OBLIGATIONS, all accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the BORROWER.

7.2.3                        The BANK may exercise and enforce its rights and remedies under any or all of the LOAN DOCUMENTS.

7.2.4                        The BANK may enter upon the PROPERTY and take possession thereof.

7.2.5                        The BANK may exercise any other rights and remedies available to it by law or agreement.

SECTION 8 Miscellaneous.

8.1                               Inspections.  BORROWER hereby consents to inspections of BORROWER’s assets at any reasonable time by BANK or its representatives.

8.2                               Indemnification by the BORROWER.  The BORROWER shall bear all loss, expense (including attorneys’ fees) and damage in connection with, and agrees to indemnify and hold harmless the BANK, its agents, servants and employees from, all claims, demands and judgments made or recovered against the BANK, its agents, servants and employees, because of bodily injuries, including death at any time resulting therefrom, and/or because of damages to property (including loss of use) from any cause whatsoever, arising out of, incidental to, or in connection with the construction of the PROJECT, whether or not due to any act of omission or commission, including negligence of the BORROWER or of its employees, servants or agents, and whether or not due to any act of omission or commission of the BANK, its employees, servants or agents.  The BORROWER’s liability hereunder shall not be limited to the extent of insurance carried by or provided by the BORROWER or subject to any exclusions from coverage in any insurance policy. The obligations of the BORROWER under this Section shall survive the payment of the OBLIGATIONS.

8.3           No Waiver; Cumulative Remedies.  No failure or delay on the part of the BANK in exercising any right, power or remedy under the LOAN DOCUMENTS shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the LOAN DOCUMENTS. The remedies provided in the LOAN DOCUMENTS are cumulative and not exclusive of any remedies provided by law.

8.4           Amendments, Etc.  No amendment, modification, termination or waiver of any provision of any of the LOAN DOCUMENTS or consent to any departure by the BORROWER therefrom shall be effective unless the same shall be in writing and signed by the BANK, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the BORROWER in any case shall entitle the BORROWER to any other or further notice or demand in similar or other circumstances.

8.7           Addresses for Notices, Etc.  Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the LOAN DOCUMENTS shall be in writing and mailed or delivered to the applicable party at its address indicated below:

If to the BORROWER:	DAKOTA ETHANOL, L.L.C.
c/o Lake Area Corn Processors Cooperative
P.O. Box 100
Wentworth, South Dakota 57075
Attention: Brian Woldt

with a copy to:	Doug Hajek
Davenport, Evan, Hurwitz & Smith LLP
206 West 14th Street
P.O. Box 1030
Sioux Falls, South Dakota 57101-1030

If to the BANK:	First National Bank of Omaha
One First National Center
1620 Dodge Street STOP 1050

Omaha, Nebraska 68197-1050
Attention: Andrew Wong

with a copy to:	Richard D. Myers
McGill, Gotsdiner, Workman & Lepp, P.C.
#500, 11404 W. Dodge Rd.
Omaha, Nebraska 68154

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed, be effective when deposited in the mails, addressed as aforesaid, except that notices or requests to the BANK pursuant to any of the provisions hereunder shall not be effective until received by the BANK.

8.8           Time of Essence.  Time is of the essence in the performance of this AGREEMENT.

8.9           Execution in Counterparts.  The LOAN DOCUMENTS may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of each instrument or agreement, taken together, shall constitute but one and the same instrument.

8.10         Binding Effect, Assignment.  The LOAN DOCUMENTS shall be binding upon and inure to the benefit of the BORROWER and the BANK and their respective successors and assigns, except that the BORROWER shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of the BANK.

8.11         Governing Law.  The LOAN DOCUMENTS shall be governed by, and construed in accordance with, the laws of the State of Nebraska except for the MORTGAGE and ASSIGNMENT OF RENTS which shall be governed by and construed in accordance with the laws of the State of South Dakota.

8.12         Severability of Provisions.  Any provision of this AGREEMENT which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

8.13         Headings.  Section headings in this AGREEMENT are included herein for convenience of reference only and shall not constitute a part of this AGREEMENT for any other purpose.

8.14         Integration.  This AGREEMENT supersedes, replaces and terminates any prior oral offers, negotiations, understandings or agreements and any commitment letters or similar writings relating to any of the matters contemplated herein.

8.15         Participations.  Notwithstanding any other provision of this AGREEMENT, the BORROWER understands that the BANK may enter into participation agreements with other lenders whereby the BANK will allocate a certain percentage of the CONSTRUCTION LOAN to them. The BORROWER specifically permits and authorizes the BANK to exchange financial information about the BORROWER with actual or potential participants. The BORROWER acknowledges that, for the convenience of all parties, this AGREEMENT is being entered into with the BANK only and that its obligations under this AGREEMENT are undertaken for the benefit of, and as an inducement to, each of the Participating Lenders as well as the BANK, and the BORROWER hereby grants to each of the Participating Lenders to the extent of its participation in the CONSTRUCTION LOAN, the right to set off deposit accounts maintained by the BORROWER with such BANK.  The BORROWER understands that the terms of such participation agreements with any of the participants will limit the BANK’s rights to amend, waive or modify the terms and conditions of this AGREEMENT without the express written consent of all or a designated percentage of such participants.

IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their respective officers or managers thereunto duly authorized, as of the date first above written.

Dakota Ethanol, L.L.C.		First National Bank of Omaha

By:	/s/ Brian Woldt	By:	/s/ Andrew Wong
	Brian Woldt		Andrew Wong
	Chairman of the Board of Managers		Commercial Loan Officer

NOTARY ACKNOWLEDGEMENT

STATE OF SOUTH DAKOTA	)
) ss.
COUNTY OF LAKE	)

On this 18 day of June, 2009, before me, the undersigned, a Notary Public, personally appeared Brian Woldt, Chairman of the Board of Managers of Dakota Ethanol, L.L.C., who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

/s/ Alan E. May
Notary Public

[Notarial Seal]

NOTARY ACKNOWLEDGEMENT

STATE OF NE	)
) ss.
COUNTY OF Douglas	)

On this 26 day of June, 2009, before me, the undersigned, a Notary Public, personally appeared Andrew Wong, the Commercial Loan Officer of First National Bank of Omaha, on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

/s/ Jacqueline K. Sims
Notary Public

[Notarial Seal]

EXHIBIT A

DAKOTA ETHANOL, L.L.C.

Real Estate Description

West Half of the Northeast Quarter (W ½ NE ¼ ) except Tract A of the Water Tower Addition thereof, and except Railroad Right of Way thereof, Section Twenty-one (21), Township One Hundred Six (106) North, Range Fifty-one (51) West of the Fifth P,M. in Lake County, South Dakota, and except Lot H-1 thereof, and except Lot E-1 thereof.